Exhibit 99.B(d)(4)(ii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING SERIES FUND, INC.

OPERATING EXPENSE LIMITS

Name of Fund	Maximum Operating Expense Limit (as a percentage of average net assets)

Brokerage Cash Reserves Initial Term Expires August 1, 2006	0.95%

	Classes
	A	B	C	I	O	R	W
ING Alternative Beta Fund Initial Term Expires March 1, 2010	1.40%	2.15%	2.15%	1.15%	N/A	N/A	1.15%

ING Balanced Fund Initial Term Expires October 1, 2008	1.23%	1.98%	1.98%	0.98%	1.23%	N/A	N/A

ING Corporate Leaders 100 Fund Initial Term Expires October 1, 2009	0.90%	1.65%	1.65%	0.65%	N/A	N/A	0.65%

ING Global Target Payment Fund(1) Initial Term Expires March 1, 2010	1.30%	2.05%	2.05%	1.05%	N/A	N/A	1.05%

ING Growth and Income Fund(2), (4) Initial Term Expires October 1, 2010 Initial Term for Class W Shares Expires October 1, 2010	1.08%	1.83%	1.83%	0.83%	1.08%	N/A	0.83%

(1)   These operating expense limits take into account operating expenses incurred at the underlying Fund level.

(2)   Class O shares of ING Growth and Income Fund effective February 2, 2009 and is contingent upon shareholder approval of merger of ING Financial Services Fund into ING Growth and Income Fund.

Name of Fund	Maximum Operating Expense Limit (as a percentage of average net assets)

	Classes
	A	B	C	I	O	R	W
ING Index Plus LargeCap Fund Initial Term Expires October 1, 2011(3)	0.95%	1.70%	1.45%	0.70%	0.95%	1.20%	N/A

ING Index Plus MidCap Fund Initial Term Expires October 1, 2006	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	N/A

ING Index Plus SmallCap Fund Initial Term Expires October 1, 2006	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	N/A

ING Small Company Fund(4) Initial Term Expires October 1, 2006 Initial Term for Class W Shares Expires October 1, 2009	1.50%	2.25%	2.25%	1.25%	1.50%	N/A	1.25%

ING Strategic Allocation Moderate Fund(1) Initial Term Expires October 1, 2006	1.20%	1.95%	1.95%	0.95%	1.20%	N/A	N/A

(3)          The extension of the expense limit term for ING Index Plus LargeCap Fund through October 1, 2011 is effective on or about October 18, 2008 and is contingent upon the shareholder approval of the merger of ING Index Plus LargeCap Equity Fund, ING Index Plus LargeCap Equity Fund II, ING Index Plus LargeCap Equity Fund III, ING Index Plus LargeCap Equity Fund IV, ING Index Plus LargeCap Equity Fund V, ING Index Plus LargeCap Equity Fund VI and ING Index Plus LargeCap Equity Fund VII with and into ING Index Plus LargeCap Fund.

(4)          Class W shares of ING Growth and Income Fund and ING Small Company Fund effective June 12, 2009.

Name of Fund	Maximum Operating Expense Limit (as a percentage of average net assets)

ING Strategic Allocation Growth Fund(1) Initial Term Expires October 1, 2006	1.25%	2.00%	2.00%	1.00%	1.25%	N/A	N/A

ING Strategic Allocation Conservative Fund(1) Initial Term Expires October 1, 2006	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	N/A

	Classes
	A	B	C	I	O	R	W
ING Tactical Asset Allocation Fund Initial Term Expires October 1, 2009	N/A	N/A	N/A	0.70%	N/A	N/A	N/A

ING U.S. Government Money Market Fund Initial Term Expires August 1, 2010	0.62%	1.62%	0.62%	0.62%	0.62%	N/A	N/A

/s/HE

HE

Date last updated:  December 16, 2009

*                 This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.